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                                                                     EXHIBIT 4.2

      SIXTH SUPPLEMENTAL INDENTURE, dated as of September 1, 2004 (the "SIXTH SUPPLEMENTAL INDENTURE"), among AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation (formerly known as Heafner Tire Group, Inc. and successor to The J.H. Heafner Company, Inc.) (the "COMPANY"), Target Tire, Inc., a North Carolina corporation (the "NEW SUBSIDIARY GUARANTOR"), each other Subsidiary Guarantor under the Indenture referred to below (collectively, the "SUBSIDIARY GUARANTORS"), WACHOVIA BANK, NATIONAL ASSOCIATION, f/k/a First Union National Bank, as Trustee (the "TRUSTEE"), under the Indenture referred to below.

                                   WITNESSETH:

            WHEREAS, the Company, the then existing Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of December 1, 1998, as supplemented by the First Supplemental Indenture dated as of February 22, 1999, the Second Supplemental Indenture dated as of May 14, 1999, the Third Supplemental Indenture dated as of May 25, 2000, the Fourth Supplemental Indenture dated as of March 27, 2002 and the Fifth Supplemental Indenture dated as of July 30, 2004 (as so supplemented, the "INDENTURE"), providing, among other things, for the authentication, delivery and administration of the Company's 10% Senior Notes Due 2008, Series D (the "SECURITIES").

            WHEREAS, Section 4.12 of the Indenture provides that the Company is required to cause each domestic Restricted Subsidiary (other than an Immaterial Subsidiary that is neither a borrower nor a guarantor under the Credit Facility) to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of the Indenture;

            WHEREAS, the Company is causing the New Subsidiary Guarantor to execute this Supplemental Indenture in order to comply with the terms of Section
4.12 of the Indenture and the New Subsidiary Guarantor intends thereby to become bound as a Subsidiary Guarantor; and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the existing Subsidiary Guarantors and the Company are authorized to execute and deliver this Supplemental Indenture amending the Indenture, without the consent of any Holder (as defined in the Indenture);

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

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                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Supplemental Indenture shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II
                        AGREEMENT TO BE BOUND; GUARANTEE

            SECTION 2.1 Agreement to be Bound. The New Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The New Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

            SECTION 2.2 Guarantee. The New Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee and its successors and assigns, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise and within applicable grace periods, of the Obligations pursuant to Article 10 of the Indenture and on the same terms and conditions of the Indenture.

                                   ARTICLE III
                                  MISCELLANEOUS

            SECTION 3.1 Notices. All notices and other communications to the New Subsidiary Guarantor shall be given as provided in Section 11.02 of the Indenture.

            SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

            SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

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            SECTION 3.4 Severability Clause. In case any provision in this
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

            SECTION 3.5 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

            SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

            SECTION 3.7 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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            IN WITNESS WHEREOF, the parties hereto have caused this Sixth
Supplemental Indenture to be duly executed as of the date first above written.

                                       AMERICAN TIRE DISTRIBUTORS, INC.,
                                       as the Company

                                       By: /s/ Richard P. Johnson
                                           -------------------------------------
                                       Name: Richard P. Johnson
                                       Title: Chairman & Chief Executive Officer

                                       TARGET TIRE, INC.,
                                       as a New Subsidiary Guarantor

                                       By: /s/ Richard P. Johnson
                                           -------------------------------------
                                       Name: Richard P. Johnson
                                       Title: Chairman

                                       By: /s/ J. Michael Gaither
                                           -------------------------------------
                                       Name: J. Michael Gaither
                                       Title: Vice President and Secretary

                                       T.O. HAAS TIRE COMPANY, INC.,
                                       as a Subsidiary Guarantor

                                       By: /s/ Richard P. Johnson
                                           -------------------------------------
                                       Name: Richard P. Johnson
                                       Title: Chairman

                                       By: /s/ J. Michael Gaither
                                           -------------------------------------
                                       Name: J. Michael Gaither
                                       Title: Vice President and Secretary

                     Signatures continued on following page

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                                       T.O. HAAS HOLDING CO., INC.,
                                       as a Subsidiary Guarantor

                                       By: /s/ Richard P. Johnson
                                           -------------------------------------
                                       Name: Richard P. Johnson
                                       Title: Chairman

                                       By: /s/ J. Michael Gaither
                                           -------------------------------------
                                       Name: J. Michael Gaither
                                       Title: Vice President and Secretary

                                       THE SPEED MERCHANT, INC.,
                                       as a Subsidiary Guarantor

                                       By: /s/ Richard P. Johnson
                                           -------------------------------------
                                       Name: Richard P. Johnson
                                       Title: Chairman

                                       By: /s/ J. Michael Gaither
                                           -------------------------------------
                                       Name: J. Michael Gaither
                                       Title: Vice President and Secretary

                                       WACHOVIA BANK, NATIONAL
                                       ASSOCIATION, as Trustee

                                       By: /s/ Patrick L. Teague
                                           -------------------------------------
                                       Name: Patrick L. Teague
                                       Title: Vice President

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